                                                                   EXHIBIT 10.30

                                ESCROW AGREEMENT

        This Escrow Agreement (the "Agreement"), dated as of June 18, 1998 (the "Closing Date"), is entered into by and among Inter-Tel Incorporated, an Arizona corporation ("Buyer"), STM Wireless, Inc., a Delaware corporation and the sole shareholder of Telecom Multimedia Systems, Inc., a California corporation ("Company"), Ramin Sadr, an individual resident in California and a former shareholder of Company ("Sadr"), Farshad Meshkinpour, an individual resident in California and a former shareholder of Company ("Meshkinpour" and collectively with Parent and Sadr, "Shareholders") and Bank One, Arizona, NA, as escrow agent ("Escrow Agent").

        This is the Escrow Agreement referred to in Section 2.5(c) of the Asset Purchase Agreement dated May 10, 1998 (the "Asset Purchase Agreement") by and among Buyer, Company, and Shareholders. Capitalized terms used but not defined in this agreement shall have the respective meanings given to them in the Asset Purchase Agreement.

        The parties, intending to be legally bound, hereby agree as follows:

        1.     Establishment of Escrow Account.

               (a) In accordance with Section 2.5(c) of the Asset Purchase Agreement, Buyer, in accordance with the Schedule of Shareholder Contributions to Escrow Account attached hereto as Exhibit A, shall deliver herewith to the Escrow Agent $2,245,536, by wire transfer of immediately available funds. Such amount (plus any interest thereon and less any funds disbursed from the Escrow Account to any Indemnified Person or Shareholder, as the case may be, in accordance with the terms of this Agreement and the Asset Purchase Agreement) is herein referred to as the "Escrow Amount." Each Shareholder's Contribution to the Escrow Account as set forth on Exhibit A hereto (plus any interest thereon and less any funds disbursed from the Escrow Account to any Indemnified Person that are attributable to such Shareholder, as the case may be, in accordance with the terms of this Agreement and the Asset Purchase Agreement) is herein referred to as such Shareholder's "Escrow Amount," respectively. The Escrow Amount shall be held by the Escrow Agent in a separate and distinct account (the "Escrow Account"), in accordance with the terms and conditions hereinafter set forth. The federal employer identification number for the Escrow Account shall be _____________ and the address for the Escrow Account shall be Bank One, Arizona, NA, Corporate Trust Services, AZ1-1128, 201 North Central Avenue, 25th Floor, Phoenix, Arizona, Attention: Karen L. Robinson.

               (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Amount pursuant to the terms and conditions hereof and shall treat the Escrow Account as a trust fund in accordance with the terms hereof as the property of Shareholders.

        2.     Disbursement of Escrow Amount.

               (a) Disbursement in Respect of Claims for Damages.

                      i. Claims Notices. At any time and from time to time hereafter, if the Escrow Agent, (A) receives a notice from Buyer on behalf of an Indemnified Person of any claim for Damages, which notice has been executed and simultaneously delivered to Shareholders (in accordance with Section 12.8 of the Asset Purchase Agreement) and the Escrow Agent by Buyer, specifies in reasonable detail the nature and basis of the claim for

        Damages and is substantially in the form attached hereto as Exhibit B (a "Claims Notice"), and (B) does not receive a notice of objection to such claim for Damages from Shareholders (an "Objection Notice") within thirty (30) days of receipt of such Claims Notice (the "Objection Period"), then the Escrow Agent shall, within two (2) business days following the expiration of the Objection Period (or such later period as directed in the Claims Notice), transfer from the Escrow Account to the appropriate Indemnified Person as directed by Buyer in such Claims Notice, in immediately available funds, the amount or amounts specified in such Claims Notice. If the Escrow Agent receives an Objection Notice, then the Escrow Agent shall not transfer any money with respect to such Claims Notice unless and until it receives a Final Judgment Notice or Mutual Consent Notice (each as defined below) in connection therewith.

                      ii. Final Judgment Notices. At any time and from time to time hereafter, if the Escrow Agent receives a notice from Buyer on behalf of an Indemnified Person of any claim for Damages in an amount that has been ordered as a binding arbitration award or a final judgment by a court or regulatory authority of competent jurisdiction (a "Final Judgment Order"), which notice has been executed and simultaneously delivered to Shareholders and the Escrow Agent by Buyer and is substantially in the form attached hereto as Exhibit C (the "Final Judgment Notice"), then the Escrow Agent shall, within two (2) business days after receipt of such Final Judgment Notice (or such later period as directed in the Final Judgment Notice), transfer from the Escrow Account to the appropriate Indemnified Person as directed by Buyer in such Final Judgment Notice, in immediately available funds, the amount or amounts specified in the Final Judgment Order and the Final Judgment Notice.

                      iii. Mutual Consent Notices. At any time and from time to time hereafter, if the Escrow Agent receives a notice from Buyer and Shareholders, which notice has been executed and delivered by Buyer and Shareholders and is substantially in the form attached hereto as Exhibit D (the "Mutual Consent Notice"), of any claim for Damages by an Indemnified Person in an amount which has been agreed upon by Buyer and Shareholders in satisfaction of such claim for Damages, then the Escrow Agent shall, within two (2) business days after the receipt of such Mutual Consent Notice (or such later period as directed in the Mutual Consent Notice), transfer from the Escrow Account to the appropriate Indemnified Person as directed in such Mutual Consent Notice, in immediately available funds, the amount or amounts specified in the Mutual Consent Notice.

               (b)    Disbursements of Escrow Amount to Shareholders.

                      i. Within three (3) business days of the date that is one year after the Closing (the "First Anniversary"), the Escrow Agent shall transfer to Parent, in immediately available funds, Parent's Escrow Amount, less:

                             (A) any amounts set forth in any Claims Notices (1)
               for which the Objection Period has not yet run or (2) the subject of which has not been resolved pursuant to a Final Judgment Order or otherwise mutually agreed to by Buyer and Shareholders as evidenced by a Mutual Consent Notice; and

                             (B) any amounts payable but not theretofore paid
               pursuant to any Claims Notice, Final Judgment Order or Mutual Consent Notice.

                      ii. All amounts remaining in the Escrow Account after distribution pursuant to clause (i) above shall continue to be held by the Escrow Agent pursuant to the terms of this Agreement pending final resolution of such Claims Notices. In the event there is a Final Judgment Order or Mutual Consent Notice subsequent to the First Anniversary with respect to a Claim Notice, the Escrow Agent shall immediately transfer to Parent, in immediately available funds, the positive difference, if any, between the amount resolved or set forth in the Final Judgment Order or Mutual Consent Notice and the amount originally set forth in such Claim Notice; provided, however, that in no event shall such release cause the Escrow Account to be reduced below the amount that would have been in the Escrow Account following distribution to Parent upon the First Anniversary Date pursuant to
        Section 2(b)(i) assuming that the Claim which was the subject of such Final Judgment Order or Mutual Consent Notice did not exist.

                      iii. Within three (3) business days of the date that is two (2) years after the Closing (the "Second Anniversary"), the Escrow Agent shall transfer to Sadr and Meshkinpour, respectively, in immediately available funds, their respective Escrow Amounts less the sum of:

                             (A) any amounts set forth in any Claims Notices (1)
               for which the Objection Period has not yet run or (2) the subject of which has not been resolved pursuant to a Final Judgment Order or otherwise mutually agreed to by Buyer and Shareholders as evidenced by a Mutual Consent Notice; and

                             (B) any amounts payable but not theretofore paid
               pursuant to any Claims Notice, Final Judgment Order or Mutual Consent Notice;

                      iv. All amounts remaining in the Escrow Account after distribution pursuant to clause (iii) above shall continue to be held by the Escrow Agent pursuant to the terms of this Agreement pending final resolution of such Claims Notices. In the event that there is a Final Judgment Order or Mutual Consent Notice subsequent to with respect to a Claim Notice, the Escrow Agent shall immediately transfer to Sadr and Meshkinpour, respectively, in immediately available funds, their respective portion of the positive difference, if any, between the amount resolved or set forth in the Final Judgment Order or Mutual Consent Notice and the amount originally set forth in such Claim Notice; provided, however, that in no event shall such release cause the Escrow Account to be reduced below the amount that would have been in the Escrow Account as of the Second Anniversary assuming that the Claim which was the subject of such Final Judgment Order or Mutual Consent Notice did not exist.

                      v. Notwithstanding anything in this Section 2(b) to the contrary: (i) in the event that Sadr ceases to remain in the continuous employment of Buyer or an Acquired Company, as applicable, at any time prior to the Second Anniversary for any reason (unless Sadr is terminated without Cause (as defined in Sadr's Employment Agreement with Buyer)), the Escrow Agent shall transfer to Buyer, in immediately available funds, Sadr's Escrow Amount; (ii) in the event that Meshkinpour ceases to remain in the continuous employment of Buyer or an Acquired Company, as applicable, at any time prior to the Second Anniversary for any reason (unless Meshkinpour is terminated without Cause (as defined in Meshkinpour's Employment Agreement with Buyer)), the Escrow Agent shall transfer to Buyer, in immediately available funds, Meshkinpour's Escrow Amount; and (iii) in the event that both of Sadr and Meshkinpour cease to remain in the continuous employment of Buyer or an Acquired Company, as applicable, at any time prior to the Second Anniversary for any reason (unless Sadr and Meshkinpour are terminated without Cause (as defined in their Employment Agreements with Buyer)), the Escrow Agent shall transfer to Buyer, in immediately available funds, the sum of Sadr's Escrow Amount and Meshkinpour's Escrow Amount.

        3. Termination. This Escrow Agreement shall automatically terminate on the date on which all amounts in the Escrow Account have been distributed pursuant to Section 2 hereof; however, the Escrow Agent's rights to indemnity and to receive payments in respect of any fees and expenses incurred by such Escrow Agent in connection with its duties hereunder shall survive any termination of this Escrow Agreement.

        4. Resolution of Conflicts; Arbitration.

               (a) In case Shareholders shall so object in writing to any claim or claims made in any Claims Notice, Shareholders and Buyer shall attempt in good faith to agree upon the rights of the respec-tive parties with respect to each of such claims. If Shareholders and Buyer should so agree, a Mutual Consent Notice setting forth such agreement shall be prepared and signed by all parties and shall be furnished to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and distribute cash from the Escrow Account in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either Buyer or Shareholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Buyer shall select one arbitrator and Shareholders shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least five (5) years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Claims Notice shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 2 hereof, Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Account in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Phoenix, Arizona under the rules then in effect of the American Arbitration Association. For purposes of this Section 4, in any arbitra-tion hereunder in which any claim or the amount thereof stated in the Claims Notice is at issue, Buyer shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Buyer less than the sum of one-half (1/2) of the disputed amount (which disputed amount shall include only that amount of a claim made in a Claims Notice that Shareholders specifically object to in writing pursuant to
Section 2); otherwise, Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay the fees of each arbitrator and the administrative costs of the arbitration, but each party shall otherwise be responsible for its own expenses, including without limitation, reasonable attorneys' fees and costs, incurred in connection with the arbitration.

     5. Duties of Escrow Agent.

               (a) Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which Escrow Agent may receive after the date of this Agreement which are signed by Buyer and Shareholders, and may rely and shall be protected in relying or refraining from acting on any instru-ment reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

               (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

               (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

               (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

               (e) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

               (f) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

               (g) Escrow Agent (and any successor Escrow Agent) may at any time resign by giving at least thirty (30) days prior written notice to the parties and by delivering the Escrow Account to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Account until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction. Any corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to the corporate trust business of the Escrow Agent shall be the successor Escrow Agent hereunder, without the execution or filing of any paper or any paper or any further action on the part of any of the parties hereto.

               (h) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Account or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Account until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Account or
(ii) a written agreement executed by Buyer and the Shareholders directing delivery of the Escrow Account, in which event Escrow Agent shall disburse the Escrow Account in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

               (i) Buyer shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $2,000.00 at the time of execution of this Agreement and $2,000.00 annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall be entitled to retain from any disbursements requested hereunder any outstanding fees and/or expenses due to it hereunder. The Escrow Agent is hereby granted a first lien on the Escrow Amount for all indebtedness that may become owing to the Escrow Agent pursuant to this Agreement. In the event such fees and/or expenses are not paid to Escrow Agent within thirty (30) days after Escrow Agent makes a demand in writing therefor, the Escrow Agent may charge such fees and/or expenses against the Escrow Amount, either against the corpus of the Escrow Amount or interest earned thereon.

               (j) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

               (k) The Escrow Fund shall be invested by the Escrow Agent (x) in securities which at the date of such investments are direct obligations of, or obligations fully guaranteed by, the United States or any agency of the United States or bank certificates of deposit of a United States bank which is an affiliate of the Federal Reserve System and has a net worth of at least $100,000,000, in each case with maturities not in excess of thirty (30) days, or
(y) in such securities as Buyer and the Shareholders shall together designate in writing to the Escrow Agent. Any interest received with respect to such investments of the Escrow Fund shall be added to and shall constitute part of the Escrow Fund and shall be reported by the Shareholders for income tax purposes. The Escrow Agent shall have the right to sell securities in order to make payments (and in the case of bank certificates of deposit, such payments shall be paid upon first maturity of funds) and shall not be liable for any loss due to fluctuation in market value or penalties due to early redemption.

     6. Limited Responsibility. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

     7. Ownership for Tax Purposes. Shareholders agree that, for purposes of federal and other taxes based on income, Shareholders will be treated as the owner of the Escrow Account, and that Shareholders will report all income, if any, that is earned on, or derived from, the Escrow Account as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

     8. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

        The Company and Shareholders:
        STM Wireless, Inc.
        One Mauchly
        Irvine, California 92618-2305
               Attention:           Jacques Youssefmir, Esq.
               Facsimile No.:       (714) 753-1122

               with a copy to:      Stradling Yocca Carlson & Rauth
                                    660 Newport Center Drive
                                    Suite 1600
                                    Newport Beach, California 92660-6441
               Attention:           K. C. Schaaf, Esq.
               Facsimile No.:       (714) 725-4100

               and with a copy to:  Arter & Hadden LLP
                                    700 South Flower Street, 30th Floor
                                    Los Angeles, California 90017-4101
               Attention:           Jack Goldman, Esq.
               Facsimile No.:       (213) 617-9255

               Buyer:               Inter-Tel, Incorporated
                                    120 N. 44th Street, Suite 200
                                    Phoenix, Arizona 85034-1822
               Attention:           John Gardner, Esq.
               Facsimile No.:       (602) 302-8990

               with a copy to:      Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304
               Attention:           Jeffrey D. Saper, Esq.
                                    Patrick J. Schultheis, Esq.
               Facsimile No.:       (650) 493-6811

               Escrow Agent:        Bank One, Arizona, NA
                                    Corporate Trust Services, AZ1-1128
                                    201 North Central Avenue, 25th Floor
                                    Phoenix, AZ 85004
               Attention:           Karen L. Robinson
               Facsimile No.        (602) 221-1711


        9. Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

 . In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforce-able, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent pos-sible, the economic, business and other purposes of such void or unenforceable provision.

        12. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

        13. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        14. Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, Shareholders and Escrow Agent.

        15. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to conflicts of law principles.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

INTER-TEL, INCORPORATED                     STM WIRELESS, INC.

By:                                         By:
      -----------------------------                -----------------------------
Title:                                      Title:
      -----------------------------                -----------------------------

Ramin Sadr, an individual

Farshad Meshkinpour, an individual


ESCROW AGENT

By:
      -----------------------------
Title:
      -----------------------------






                      [Signature Page to Escrow Agreement]

                                    EXHIBIT A

             SCHEDULE OF SHAREHOLDER CONTRIBUTIONS TO ESCROW ACCOUNT
             -------------------------------------------------------


Parent                                      $1,000,000

Sadr                                          $809,538

Meshkinpour                                   $435,998